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                                                                   Exhibit 24.1

INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in Registration Statement No. 33-72650 on Form S-8 and Registration Statement No. 33-98712 on Form S-3 of M~Wave, Inc. of our report dated February 17, 1997 (March 25, 1997 as to the last paragraph of Note 6) appearing in the Annual Report on Form 10-K of M~Wave, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP




Chicago, Illinois
March 27, 1997